PRICING SUPPLEMENT NO. 96-56 Dated July 18, 1997    Rule 424(b)(2)
To Prospectus Supplement Dated August 22, 1996      File No. 33-64357


                      				BENEFICIAL CORPORATION


                   				Medium-Term Notes, Series H
	     			                  (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series H, is 100% (as a percentage of Principal Amount). The Principal Amount, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:

                                                     Interest
Principal	      Settlement	         Maturity		       Rate
Amount      	   Date                Date             Per Annum

$5,500,000	     July 23, 1997	      July 24, 2002	   6.52%